Exhibit (c)(vi)

PRIVILEGED AND CONFIDENTIAL Presentation to the Board of Directors Project Cherry Tree August 5, 2026

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Table of Contents • Process Update • Trading Performance Update • Preliminary Valuation Perspectives Appendix: Supporting Materials 2 1 2 3

SECTION 1 Process Update 3

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Updated Proposal Summary and Overview of Key Terms Tampa Bay August 3rd Bid 4 Notes: 1. Based on bid letter FDSO of 218.21MM shares Transaction • Acquisition of 100% of the outstanding shares in an all-cash purchase • Not conditioned on any equity participation by others. However, Tampa Bay noted in its bid letter that equity participation by members of management and existing shareholders who are aware of the potential transaction, though yet to be discussed, is an important component of the updated proposal and its higher valuation Valuation • Offer price of $19.00 per share (218.2MM shares) • Premium of 45% to the average closing price of $13.08 over the 180-day period ended August 3, 2026 • Implied total equity consideration of ~$4.1Bn (1) Financing • Cash consideration to be sourced through a combination of equity capital from Tampa Bay’s funds and debt financings • Proposal not subject to financing contingency • Formally indicated Tampa Bay will provide a full equity backstop Diligence • Necessary due diligence nearly completed – regulatory structures that will impact closing timeline still under review • Still expecting confirmatory due diligence requests that have been shared Timing and Approval • Assumes sign and announcement by August 13, 2026 • Closing subject to regulatory (including insurance) approvals, among other customary conditions Other • Request for a draft of the definitive merger agreement as promptly as possible • Request for ongoing discussions with Altamont Capital Partners (ACP) and the Company to determine regulatory structure that would permit expeditious closing

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Offer Price $11.88 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 Premium Analysis vs. Closing Price $11.88 0.0% 9.4% 17.8% 26.3% 34.7% 43.1% 51.5% 59.9% 68.4% 76.8% 85.2% vs. 30-Day VWAP $13.03 (8.9%) (0.3%) 7.4% 15.1% 22.7% 30.4% 38.1% 45.8% 53.4% 61.1% 68.8% vs. 90-Day VWAP $13.75 (13.6%) (5.5%) 1.8% 9.1% 16.3% 23.6% 30.9% 38.1% 45.4% 52.7% 60.0% vs. 180-Day VWAP $13.22 (10.2%) (1.7%) 5.9% 13.4% 21.0% 28.5% 36.1% 43.7% 51.2% 58.8% 66.4% vs. Median Analyst Price Target $18.00 (34.0%) (27.8%) (22.2%) (16.7%) (11.1%) (5.6%) 0.0% 5.6% 11.1% 16.7% 22.2% Deal Value Implied Equity Value ($MM) 2,658 2,909 3,133 3,357 3,580 3,804 4,028 4,252 4,483 4,718 4,970 Implied Aggregate Value ($MM) 2,358 2,609 2,833 3,056 3,280 3,504 3,728 3,951 4,183 4,418 4,669 AV / EBITDA Multiples LTM AV / EBITDA (Actual) $262 9.0x 10.0x 10.8x 11.7x 12.5x 13.4x 14.2x 15.1x 16.0x 16.9x 17.8x 2026 AV / EBITDA (Street Consensus) $289 8.2x 9.0x 9.8x 10.6x 11.3x 12.1x 12.9x 13.7x 14.5x 15.3x 16.2x 2026 AV / EBITDA (Management Plan) $332 7.1x 7.8x 8.5x 9.2x 9.9x 10.5x 11.2x 11.9x 12.6x 13.3x 14.0x P/E Multiples 2026 P / Adj. Earnings (Street Consensus) $161 16.5x 18.0x 19.4x 20.8x 22.2x 23.6x 25.0x 26.4x 27.8x 29.3x 30.8x 2026 P / Adj. Earnings (Management Plan) $226 11.7x 12.9x 13.8x 14.8x 15.8x 16.8x 17.8x 18.8x 19.8x 20.8x 22.0x Memo: Fully Diluted Shares Outstanding (MM) 223.8 223.8 223.8 223.8 223.8 223.8 223.8 223.8 224.2 224.7 225.9 Illustrative Valuation Matrix As of July 31, 2026 5 Source: Bloomberg, Capital IQ (market data as of 7/31/2026) Notes: 1. VWAPs calculated using Bloomberg's VWAP definition over the trailing 30-, 90-, and 180-calendar-day periods ended July 31, 2026. 2. ARX FDSO of 223.8MM consists of 216.9MM basic shares plus 6.8MM net dilutive RSUs/PSUs. The 39.2MM outstanding options (weighted-average strike price of $21.50) are reflected in FDSO using the treasury stock method. 3. Aggregate value calculated using net debt based on non-regulated cash of $448MM, gross debt of $121MM and non-controlling interests of $27MM as 1Q’26 at the direction of the company 4. As of Q1’2026 LTM (1) (1) (1) (3) (2) July-17 Tampa Bay Offer Current RYAN Other High Growth (4) August-3 Tampa Bay Offer

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Process Summary 6 [***] Buyer Status Active Parties Signed NDA on 7/28; assessing the opportunity; call with management regarding strategic vision completed on 8/4 Signed NDA on 7/29; assessing the opportunity; initial diligence session completed on 7/31; management meeting completed on 8/4; finance diligence session scheduled for 8/5 Signed NDA on 7/30; assessing the opportunity; management meeting scheduling in process (tentatively 8/11) Signed NDA on 7/29; assessing the opportunity; management meeting scheduled for 8/7 Signed NDA on 7/29; assessing the opportunity; initial diligence session completed on 7/30; management meeting scheduled for 8/5 Signed NDA on 8/2; assessing the opportunity; management meeting scheduling in process Signed NDA on 7/29; assessing the opportunity; management meeting scheduled for 8/7 Negotiating the NDA Reached out on 8/4; interested in doing more work Assessing whether to sign an NDA Assessing whether to sign an NDA Declined Passed on the opportunity; complimentary of the business, but less familiar with the sector and did not believe it could be competitive given the time needed to get up to speed Passed on the opportunity

SECTION 2 Trading Performance Update 7

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Jul-25 Nov-25 Mar-26 Jul-26 0 5 10 15 20 25 0.30 A Look at Accelerant Since IPO 8 Share Price Performance and Trading Volume 43% $21.00 $11.88 3Q’25 Earnings (11/12/2025, PM) +9% Next Day 2Q’25 Earnings (8/28/2025, AM) (26%) Next Day T+1: +26.2% 4Q’25 Earnings (3/18/2026, PM) +4% Next Day 1Q’26 Earnings (5/13/2026, PM) +17% Next Day 2026E AV / EBITDA Performance 8.2x 16.4x (1) Source: Capital IQ (7/31/2026) Notes: 1. IPO priced at 16.4x AV / 2026E Adj. EBITDA 8.2x ADTV Since IPO 1.37MM (0.61% of FDSO) (Share Price Indexed to 100, average daily trading volume in MM) To match multiple on page 15 Checked that date in CapIQ directly ARX Volume ARX Price S&P500 Jul-25 Oct-25 Jan-26 Apr-26 Jul-26

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Identifying Accelerant’s Peer Set No Pure Play Comparables for Accelerant 9 Insurance Distribution Tech / Marketplaces Specialty Insurers DJ: Spread \\Msad\root\NA\NY\LIB\IBD\D2_Projects\AMER\New York\T\Project Tampa Bay_ND10012407792\3. Presentations\5. 2026.07.05 - Take Private Analysis\2026.07 - Discussion Materials_vF.pdf High Growth High Growth Traditional Brokers Primary Secondary / Reference Reference Core comp at IPO Other High Growth Brokers

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL L3M Avg. L6M Avg. L1Y Avg. ARX 18.5x 18.6x 22.9x RYAN 17.1x 16.9x 20.2x Premium to RYAN (%) 8% 10% 13% L3M Avg. L6M Avg. L1Y Avg. ARX 9.3x 9.5x 12.2x RYAN 13.2x 12.8x 14.4x Discount to RYAN (%) (30%) (25%) (15%) 0.0 20.0 40.0 60.0 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 Jul-26 ARX RYAN Other High Growth Brokers Tech / Marketplaces Traditional Brokers Specialty Insurers 0.0 15.0 30.0 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 Jul-26 Current ARX IPO Avg. Since ARX IPO Accelerant ARX 7.9x 20.6x 12.5x Ryan Specialty RYAN 15.4x 19.3x 14.5x Other High Growth Brokers GSHD 19.9x 30.1x 20.6x TWFG 18.9x 29.5x 19.6x BWIN 12.9x 17.0x 11.0x Median 18.9x 29.5x 19.3x Tech / Marketplaces CME 19.8x 21.7x 20.8x NDAQ 16.8x 20.3x 18.1x TW 13.9x 25.0x 18.5x VRSK 16.0x 25.2x 17.5x CBOE 14.6x 17.4x 15.9x Median 16.0x 21.7x 17.9x Traditional Brokers AON 14.5x 15.7x 14.4x AJG 13.4x 15.5x 13.4x MRSH 12.9x 15.0x 13.2x BRO 12.5x 14.9x 10.9x WTW 12.0x 12.7x 11.7x Median 12.9x 15.0x 13.1x Source: Capital IQ (7/31/2026) Notes: 1. Based on MRQ financials as of 7/31/2026 2. Other High Growth Broker Index calculated as the median of BWIN, GSHD, TWFG 3. Tech / Marketplaces Index calculated as the median of CME, NDAQ, CBOE, VRSK, and TW 4. Traditional Broker Index calculated as the median of MRSH, AON, AJG, WTW, and BRO 5. Specialty Insurers Index calculated as the median of WRB, KNSL, RLI, PLMR, SKWD, and BOW Summary Statistics NTM AV / EBITDA (x) 10 ARX Trading at Discount to Most Peers, Despite Strong Operating Performance Median NTM AV / EBITDA (1) Since ARX IPO (7/24/2025) 21.7x 15.0x Median Price / NTM EPS Since ARX IPO (7/24/2025) (2) (3) (4) (5) 36.6x 42.9x 26.7x 21.0x 18.6x 29.5x 7.9x 12.9x 18.9x 16.0x 17.2x 27.4x 21.7x 15.5x 15.1x 19.5x 20.6x Please use this purple for accelerant across the deck, grey is no a good color for our client 29.4x 15.4x 19.3x

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL 0.0% 0.0% 0.0% 27.0% 23.2% 47.2% 2.6% 0.0% 0.0% 0.0% 0.0% 0.0% <8.0x 8.0x-9.0x 9.0x-10.0x 10.0x-12.5x 12.5x-15.0x 15.0x-17.5x 17.5x-20.0x 20.0x-22.5x 22.5x-25.0x 25.0x-27.5x 27.5x-30.0x >30.0x 1.1% 14.2% 28.5% 29.2% 12.0% 1.9% 3.4% 0.7% 0.0% 0.0% 2.6% 6.4% <8.0x 8.0x-9.0x 9.0x-10.0x 10.0x-12.5x 12.5x-15.0x 15.0x-17.5x 17.5x-20.0x 20.0x-22.5x 22.5x-25.0x 25.0x-27.5x 27.5x-30.0x >30.0x Source: Capital IQ (7/31/2026) 11 ARX Trading at Discount to RYAN, Despite Strong Operating Performance Historical AV / NTM EBITDA Trading Distribution ARX Since ARX IPO (7/24/2025) Historical AV / NTM EBITDA Trading Distribution RYAN Since ARX IPO (7/24/2025)

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Accelerant is Best-in-Class Across Key Metrics of Focus Comparables

	Accelerant Consensus	Accelerant Business Plan	Ryan Specialty	Other High Growth Brokers	Other High Growth Brokers: TWFG Insurance	Other High Growth Brokers: The Baldwin Group	Other High Growth Brokers Median	Specialty Insurers: Skyward Specialty	Specialty Insurers: Palomar	Specialty Insurers: RLI	Specialty Insurers: Kinsale Insurance	Specialty Insurers: Berkley	Specialty Insurers Median	Traditional Brokers (2)	Tech / Marketplaces (3)
Organic Revenue Growth (1) ('26E)	22%	34%	7%	17%	12%	4%	12%	36%	29%	6%	5%	3%	6%	4%	13%
Revenue ($MM) (LTM)	965	965	3,156	383	268	1,624		1,564	980	1,899	1,917	14,851		14,720	4,792
Adj. EBITDA ($MM) (LTM) (4)	262	262	998	123	76	365		NA	NA	NA	NA	NA		4,808	1,806
Adj. EBITDA ($MM) ('26E)	289	332	985	130	73	469		NA	NA	NA	NA	NA		5,430	2,053
Adj. EBITDA Growth ('26E)	23%	42%	2%	14%	9%	38%	14%	N/A	N/A	N/A	N/A	N/A		14%	15%
Adj. EBITDA Margin ('26E)	26%	28%	30%	31%	24%	23%	24%	N/A	N/A	N/A	N/A	N/A		32%	60%
Adj. Net Income ('26E)	161	226	723	94	48	273		170	234	288	485	1,893		3,988	1,197
Adj. Net Income Growth ('26E)	17%	27%	7%	(5%)	11%	42%	11%	34%	24%	(18%)	6%	10%	10%	11%	16%

Source: Capital IQ (7/31/2026)

Notes:

1. Represents operating revenue for ARX; organic growth reflected for ARX, traditional brokers and high growth brokers; total revenue growth for specialty insurers and tech marketplaces
2. Traditional Brokers peers include Arthur J. Gallagher, Aon, Willis Towers Watson, Marsh McLennan, and Brown & Brown
3. Tech Marketplace peers include Cboe Global Markets, CME, Nasdaq, Tradeweb, and Verisk Analytics
4. LTM based on most recently available financials as of 7/31/2026

PROJECT CHERRY TREE

12

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL 16.5x 21.1x 28.8x 26.3x 13.7x 12.4x 13.4x 21.1x 16.8x 15.0x 18.2x 22.9x 13.3x 18.9x 22.5x 24.4x 10.8x 11.0x 12.2x 22.6x 16.5x 14.8x 16.6x 21.2x 8.2x 15.7x 19.3x 18.4x 14.1x N/A N/A N/A N/A N/A 13.5x 17.1x 6.6x 14.7x 16.9x 17.0x 12.4x 12.5x 15.2x Source: Capital IQ (7/31/2026) Notes: 1. Traditional Brokers peers include Arthur J. Gallagher, Aon, Willis Towers Watson, Marsh McLennan, and Brown & Brown 2. Tech Marketplace peers include Cboe Global Markets, CME, Nasdaq, Tradeweb, and Verisk Analytics Benchmarking Valuation Across Peers 13 P / E (’26E / ’27E) AV / EBITDA (’26E / ’27E) 7.1x / 5.6x on plan basis 11.7x / 11.9x on plan basis Other High Growth Brokers Median: 18.4x Median: 17.0x Median: 26.3x Median: 22.5x Median: 15.0x Median: 14.8x 2026 2027 Specialty Insurers Traditional Brokers Tech / Marketplaces (2) (1)

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL 30.00 22.00 19.00 19.00 18.00 17.00 17.00 16.00 14.00 A B C D E F G H I 60% 80% 90% 90% 90% 40% 20% 10% 10% 10% Sep-25 Dec-25 Mar-26 Jun-26 Jul-26 Buy Hold Sell “We are raising estimates and maintaining our Outperform rating and $18 price target. Accelerant continues to execute on its business plan, and is using the depressed share price to buyback stock rapidly… Shares are up significantly intraday, and we think they should be as the company continues to deliver at or above expectations in its first few public quarters. - Wall Street Research, May 14th “With good growth in EBITDA and third-party premium (ex Hadron) expected in 2026 as well as ARX buying back shares, we believe shares should continue to re-rate higher as they trade at a discount to the insurance brokerage peer group. We have an Overweight rating.” - Wall Street Research, May 17th “We like the stock given ARX’s consistent execution, differentiated model, and strong 20% growth potential. Potential for further beats as EWP growth accelerates to roughly 30% in the second half could help the stock gain momentum. Continued mix shift toward non-underwriting segments should further help simplify the story over the next couple years.” - Wall Street Research, May 14th Research Analyst Perspectives Analyst Price Targets (1) ($) Selected Analyst Commentary Analyst Ratings (Based on Ratings from 10 Brokers) Source: Capital IQ (7/31/2026), Wall Street Research Note: Analyst ratings are based on 10 brokers; one broker does not disclose a price target 14 Broker Median: $18.00 Current Share Price: $11.88 Median Price Target Suggests ~52% Upside vs. Current Price Broker Quotes X: RBC Y: William Blair Z: Wells Fargo Date 5/28/26 7/1/26 6/1/26 5/26/26 7/13/26 7/17/26 7/10/26 7/9/26 7/6/26

SECTION 3 Preliminary Valuation Perspectives 15

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Source: Company filings, management materials Note: 1. Consensus data displayed through 2028 given 2029 has thin coverage and 2030 has no coverage 2. Adjusted EBITDA margin calculated based on operating revenue 3. Adjusted net income reflects GAAP net income excluding the impact of net realized and unrealized gains (losses), other non operating expenses, share based compensation, and the tax impact of the aforementioned adjustments. Street consensus is based on adjusted net income 4. Define as consolidated EBITDA less underwriting EBITDA pre-consolidations and eliminations $138 $161 $199 $255 $138 $226 $224 $250 $307 $390 2025A 2026E 2027E 2028E 2029E 2030E $235 $289 $357 $442 $235 $332 $423 $456 $553 $685 2025A 2026E 2027E 2028E 2029E 2030E $913 $1,094 $1,228 $1,454 $913 $1,227 $1,170 $1,270 $1,493 $1,772 2025A 2026E 2027E 2028E 2029E 2030E $4,191 $5,211 $6,269 $7,592 $4,191 $5,385 $6,524 $7,758 $9,145 $10,646 2025A 2026E 2027E 2028E 2029E 2030E Summary of Management Plan Financials – Consolidated (1) Exchange Written Premium ($MM) Revenue ($MM) Adjusted EBITDA (2) ($MM) Adjusted Net Income (3) ($MM) 16 177 315 416 454 548 676 Fee-Based EBITDA: (4) Street Consensus Management Plan

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Valuation Summary Reference Metric Share Price Valuation Range ($ / Sh.) (1)(2)(3) Public Trading Comparables AV / 2026E EBITDA (8.5x - 15.0x) | Management Plan $332MM AV / 2026E EBITDA (8.5x - 15.0x) | Street Consensus $289MM AV / 2027E EBITDA (6.5x - 13.5x) | Management Plan $423MM AV / 2027E EBITDA (6.5x - 13.5x) | Street Consensus $357MM P / 2026E Adj. Earnings (16.0x - 21.0x) | Management Plan $226MM P / 2026E Adj. Earnings (16.0x - 21.0x) | Street Consensus $161MM P / 2027E Adj. Earnings (13.0x - 19.0x) | Management Plan $224MM P / 2027E Adj. Earnings (13.0x - 19.0x) | Street Consensus $199MM Precedent Transactions 12.0x - 16.5x LTM AV / EBITDA $262MM Discounted Equity Value (Management Plan) 10.3% CoE / 8.0x - 14.5x AV / NTM Multiple on NTM EBITDA (2027YE) $456MM SOTP (Management Plan) DCF on Non-Underwriting Business (9.2-11.1% WACC / 2.0% - 4.0% PGR) & DDM at 0.70 - 1.00x Exit P/BV for Underwriting Segment Reference Only: Leveraged Buyout Analysis - (Management Plan) Sale Exit | 22.5-27.5% Target IRR | 12.0x - 16.5x LTM Exit Multiple 1.2x Leverage on LTM EBITDA | 35% Leverage Ratio Historical Trading Range Past 90-Day Trading Range Observed Share Price 52-Week Trading Range (Intraday): Low (2/24/26) - High (8/20/25) Observed Share Price Broker Price Targets Discounted Share Price Target (Undiscounted: $14.00 - 30.00) Analyst Targets $5.00 $15.00 $25.00 $35.00 $1.1 $3.4 $5.7 $8.4 $14.00 $12.25 $13.50 $11.75 $16.25 $11.50 $13.00 $11.50 $15.25 $16.00 $15.50 $17.25 $11.72 $9.18 $23.25 $20.75 $26.00 $22.50 $21.25 $15.25 $19.00 $17.00 $20.50 $25.75 $25.25 $25.25 $17.25 $30.48 Current: $11.88 TB Offer Price: $17.00 - $18.00 TB Updated Offer Price: $19.00 Preliminary Valuation Perspectives Source: Capital IQ (7/31/2026), Bloomberg, Company Materials Notes: 1. Share price rounded to the nearest $0.05, except for 90-Day and 52-week trading ranges 2. FDSO includes basic shares outstanding inclusive of 118MM Class A common shares and 99MM Class B common shares, dilutive impact of 6MM RSUs, 1MM PSUs, and 39MM stock options 3. Net debt calculated as of 3/31/2026 based on non-regulated cash of $448MM, gross debt of $121MM and NCI of $27MM at the direction of the company 4. DEV valuation discounted at 10.3% midpoint cost of equity 5. Assumes 4.75-year DCF through 2030E discounted back to valuation date of 3/31/2026; assumes mid-year convention 6. Assumes sale of underwriting business at 0.85x BV in 2030 and sale of fee-based business at 12.0x – 16.5x LTM EBITDA in 2030; Leverage ratio reflects debt to total capitalization ratio 7. Based on 52-week intraday price range as of 7/31/2026 8. Based on 10 brokers as of 7/31/2026; Discounted at midpoint cost of equity of 10.3% 17 Share Price ($) Implied Equity Value ($Bn) (8) (7) (4) (5) 90-Day VWAP ($13.75) Management Projections Street Consensus (6)

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL $3.21 $13.42 $16.63 $1.41 $1.46 ($0.12) $19.38 Downside Case $3.14 $10.05 $13.19 $1.02 $1.46 ($0.12) $15.55 Upside Case $3.20 $18.87 $22.07 $1.78 $1.42 ($0.12) $25.15 719 3,003 3,721 316 328 27 4,337 Fee-Based (Exchange Services + MGA Operations) Cash Flows Fee-Based (Exchange Services + MGA Operations) Terminal Value Implied Aggregate Value Underwriting Business Equity Value Net Cash / (Debt) Non-Controlling Interest Implied Equity Value Components of SOTP DCF Valuation 18 Base Case Discount Rate (10.1%) | Perpetuity Growth Method (2.0 – 4.0% into Perpetuity) Components of SOTP Value $MM, unless otherwise stated Base Downside Upside Share Price Distribution by Discount Rate (1) Price per share Source: Capital IQ (7/31/2026), Company Materials Notes: 1. For the DCF of Fee-Based business, base case assumes 10.1% WACC, upside case assumes 9.2% WACC, downside case assumes 11.1% WACC. For the DDM of Underwriting Business, base case assumes 10.3% Cost of Equity, upside assumes 9.3% Cost of Equity, downside case assumes 11.3% Cost of Equity

APPENDIX Supporting Materials 19

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Discounted Equity Value Analysis

Based on AV / NTM Adj. EBITDA Multiple | Management Financials Provided 7/23/2026

Future Equity Value

$ / Share



$36.38
$30.46
$29.68
$28.09
$24.83
$22.79
$22.91
$18.93
$16.97
$11.88
7/31/2026
12/31/2026
12/31/2027
12/31/2028
8.00x
11.25x
14.50x

Present Value of Future Equity Value [1]

$ / Share



$27.76
$26.09
$25.64
$22.65
$21.17
$20.90
$17.48
$15.77
$15.93
$11.88
7/31/2026
12/31/2026
12/31/2027
12/31/2028
8.00x
11.25x
14.50x

DEV – Discounted Future Price at Various Multiples

$ / Share

	AV / NTM Adj. EBITDA of 8.00x			AV / NTM Adj. EBITDA of 11.25x			AV / NTM Adj. EBITDA of 14.50x		
	12/31/2026	12/31/2027	12/31/2028	12/31/2026	12/31/2027	12/31/2028	12/31/2026	12/31/2027	12/31/2028
AV / NTM Adj. EBITDA Multiple	8.00x	8.00x	8.00x	11.25x	11.25x	11.25x	14.50x	14.50x	14.50x
(x) NTM Adj. EBITDA	423	456	553	423	456	553	423	456	553
Future Aggregate Value	**3,382**	**3,646**	**4,421**	**4,756**	**5,127**	**6,217**	**6,130**	**6,608**	**8,013**
(-) Net Cash / (Debt) [2]	(449)	(685)	(955)	(449)	(685)	(955)	(449)	(685)	(955)
(-) Non-Controlling Interest	33	43	57	33	43	57	33	43	57
Equity Value	**3,798**	**4,288**	**5,319**	**5,172**	**5,769**	**7,115**	**6,546**	**7,250**	**8,911**
(/) FDSO [3]	223.8	226.5	232.2	226.9	232.3	239.7	233.1	238.0	244.9
Future Share Price	**$16.97**	**$18.93**	**$22.91**	**$22.79**	**$24.83**	**$29.68**	**$28.09**	**$30.46**	**$36.38**
Periods	0.75	1.75	2.75	0.75	1.75	2.75	0.75	1.75	2.75
Discount Factor (10.3% Cost of Equity)	0.93	0.84	0.76	0.93	0.84	0.76	0.93	0.84	0.76
Discounted Share Price	**$15.77**	**$15.93**	**$17.48**	**$21.17**	**$20.90**	**$22.65**	**$26.09**	**$25.64**	**$27.76**
Discounted Cumulative Dividends [4]	--	--	--	--	--	--	--	--	--
Discounted Share Price	**$15.77**	**$15.93**	**$17.48**	**$21.17**	**$20.90**	**$22.65**	**$26.09**	**$25.64**	**$27.76**

Source: Company Materials, Capital IQ (7/31/2026)

Notes:

1. Discounted at midpoint cost of equity
2. Unrestricted net cash per management, which includes exchange services, MGA operations, and corporate segments
3. Forecasted share count as provided by management. Assumes 77MM in share repurchases in 2026 per management team
4. No dividends assumed

PROJECT CHERRY TREE

20

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Discounted Cash Flow Analysis – Fee-Based Business

Based on Management Financials Provided 7/23/2026

Key Assumptions

- 3/31/2026 valuation date
- 4.75-year DCF using mid-year convention
- WACC: 9.2 – 11.1%
- Terminal value calculated based on PGR method
  - Perpetuity growth rate range of 2.0 – 4.0%
- Unlevered free cash flow calculated based on financials of non-underwriting business
- Value of underwriting business separately accounted for using dividend discount model
- FDSO includes basic shares outstanding inclusive of 118MM Class A common shares and 99MM Class B common shares, dilutive impact of 6MM RSUs, 1MM PSUs, and 39MM stock options

Unlevered Free Cash Flow Forecast

$MM, Unless Otherwise Noted

	Management Plan					
FYE 12/31	**9M 2026E**	**2027E**	**2028E**	**2029E**	**2030E**	**Terminal**
Consolidated Adj. EBITDA	**266**	**423**	**456**	**553**	**685**	**685**
(-) Underwriting Adj. EBITDA	**(11)**	**(7)**	**(1)**	**(4)**	**(9)**	**(9)**
Fee-Based Adj. EBITDA	**256**	**416**	**454**	**548**	**676**	**676**
% Margin	*47.5%*	*47.9%*	*44.2%*	*45.2%*	*47.7%*	*47.7%*
(-) Other Expenses	(32)	(51)	(52)	(54)	(56)	(56)
(-) SBC	(73)	(103)	(118)	(120)	(132)	(132)
(-) Cash Taxes	(11)	(50)	(50)	(70)	(92)	(92)
(-) Capitalized Technology Development Costs	(46)	(67)	(74)	(79)	(84)	(84)
Unlevered Free Cash Flow	**94**	**144**	**160**	**225**	**313**	**313**

Implied Share Price

$ / Share

Perpetuity Growth Rate	**2.0%**			**3.0%**			**4.0%**		
Discount Rate	**9.2%**	**10.1%**	**11.1%**	**9.2%**	**10.1%**	**11.1%**	**9.2%**	**10.1%**	**11.1%**
Present Value of Cash Flows	736	719	703	736	719	703	736	719	703
Present Value of Terminal Value	3,067	2,607	2,248	3,600	3,003	2,551	4,339	3,527	2,940
Implied Aggregate Value	**3,803**	**3,326**	**2,951**	**4,335**	**3,721**	**3,254**	**5,075**	**4,246**	**3,643**
(+) Net Cash / (Debt) [(1)]	328	328	328	328	328	328	328	328	328
(-) Non-Controlling Interest	(27)	(27)	(27)	(27)	(27)	(27)	(27)	(27)	(27)
(+) PV of Underwriting Business DDM Equity Value	410	316	229	410	316	229	410	316	229
Implied Equity Value	**4,512**	**3,942**	**3,480**	**5,045**	**4,337**	**3,783**	**5,784**	**4,862**	**4,172**
(/) FDSO	224.2	223.8	223.8	226.2	223.8	223.8	230.0	225.4	223.8
Implied Share Price	**$20.13**	**$17.62**	**$15.55**	**$22.30**	**$19.38**	**$16.91**	**$25.15**	**$21.57**	**$18.64**
% Value in TV	*80.7%*	*78.4%*	*76.2%*	*83.0%*	*80.7%*	*78.4%*	*85.5%*	*83.1%*	*80.7%*
Terminal Value	*4,651*	*4,121*	*3,702*	*5,459*	*4,746*	*4,202*	*6,580*	*5,575*	*4,842*
Implied Terminal NTM EBITDA Multiple [(2)]	*6.7x*	*5.9x*	*5.3x*	*7.8x*	*6.8x*	*6.0x*	*9.4x*	*8.0x*	*7.0x*
Implied Terminal LTM EBITDA Multiple [(2)]	*6.9x*	*6.1x*	*5.5x*	*8.1x*	*7.0x*	*6.2x*	*9.7x*	*8.2x*	*7.2x*

Source: Company Materials, Capital IQ (7/31/2026)
Note:
1. Includes $123MM of senior unsecured debt due 2029 and $448MM of non-regulated cash per Q1 2026 10-Q filing
2. Implied terminal NTM and LTM EBITDA multiples based on terminal date of 12/31/2030

PROJECT CHERRY TREE

21

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Dividend Discount Model Analysis – Underwriting Business

Based on Management Financials Provided 7/23/2026

Key Assumptions

- Based on 2026E – 2030E projections for underwriting business only
- Assumes valuation date of 3/31/2026 and terminal date of 12/31/2030
- Does not assume distributable dividends per management's forecast
- Reflects required underwriting capital contributions as negative distributions
  - Required underwriting capital injections based on management's forecast
- Assumes sale of underwriting business at 0.70 - 1.00x 2030E book value
- Illustrative equity value of underwriting business discounted at cost of equity range of 9.3% – 11.3%

Book Value Build

$MM, Unless Otherwise Noted

Book Rollforward:	9M 2026E	2027E	2028E	2029E	2030E
Book value, BoP	617	642	649	650	704
(+) Net Income [1]	$9	$6	$1	$4	$8
(-) Dividends	-	-	-	-	-
(-) Share repurchases	-	-	-	-	-
(+) Capital Injection	16	-	-	50	89
Book Value, EoP	**642**	**649**	**650**	**704**	**800**

Combining Present Value	
Present Value of Capital Injections	(111)
Sale of Underwriting Business Value (at 0.85x BV)	426
Underwriting Business DDM Equity Value	**316**

Illustrative Equity Value (Cost of Equity Range of 9.3 – 11.3%)

$MM, Unless Otherwise Noted

9.3%	
Terminal Value	
Projected Book Value	800
(x) Exit P/BV	1.00x
Estimated Terminal Value	**800**
(x) Discount Factor (Assumes EoP Exit)	0.65x
Present Value of Terminal Value	**524**
Combining Present Value	
Present Value of Capital Injections	(114)
Sale of Underwriting Business Value	524
Underwriting Business DDM Equity Value	**410**

10.3%	
Terminal Value	
Projected Book Value	800
(x) Exit P/BV	0.85x
Estimated Terminal Value	**680**
(x) Discount Factor (Assumes EoP Exit)	0.63x
Present Value of Terminal Value	**426**
Combining Present Value	
Present Value of Capital Injections	(111)
Sale of Underwriting Business Value	426
Underwriting Business DDM Equity Value	**316**

11.3%	
Terminal Value	
Projected Book Value	800
(x) Exit P/BV	0.70x
Estimated Terminal Value	**560**
(x) Discount Factor (Assumes EoP Exit)	0.60x
Present Value of Terminal Value	**336**
Combining Present Value	
Present Value of Capital Injections	(107)
Sale of Underwriting Business Value	336
Underwriting Business DDM Equity Value	**229**

Source: Company Materials
Note:
1. Underwriting segment net income derived from management's book value roll forward for the underwriting business

PROJECT CHERRY TREE 22

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Purchase Price Calculation $MM Common Shares Outstanding 216.9 Dilutive Shares Outstanding 6.8 Fully Diluted Shares Outstanding 223.8 (x) ARX Price Per Share $11.88 Current Equity Value 2,658 (x) Acquisition Premium 60% Equity Purchase Price $4,252 Memo: Price Per Share $19.00 (-) Cash and Cash Equivalents (448) (+) Gross Debt 121 (+) Minority Interest 27 (+) Preferred Shares - Aggregate Value $3,951 Memo: LTM Fee-Based EBITDA 315 Memo: Implied LTM Entry Multiple 12.5x Sources $MM Amount LTM 2026E EBITDA (x) Excess Cash 98 0.3x New Unitranche Term Loan 388 1.2x Sponsor Equity 3,996 12.7x Total Sources 4,482 14.2x Uses $MM Amount LTM 2026E EBITDA (x) Purchase Equity Value 4,252 13.5x Retire Debt 121 0.4x Illustrative Transaction Fees 100 0.3x Est. Financing Fees and OID 10 0.0x Total Uses 4,482 14.2x Target IRR (%) Implied NTM Multiple (x) 22.5% 23.5% 24.5% 25.5% 26.5% 27.5% 12.0x 11.7x $19.95 $19.38 $18.80 $18.25 $17.71 $17.20 13.1x 12.7x $21.38 $20.79 $20.19 $19.62 $19.06 $18.50 14.3x 13.8x $22.74 $22.12 $21.52 $20.94 $20.35 $19.78 15.4x 14.9x $24.05 $23.41 $22.79 $22.18 $21.59 $21.02 Sale Exit LTM Multiple (x) 16.5x 16.0x $25.37 $24.68 $24.02 $23.39 $22.78 $22.18 Key Assumptions: • Transaction close of 12/31/2026 • Acquisition of ARX for ~$4.3Bn or $19.00 per share implying 12.5x 12/31/2026 LTM Fee-Based EBITDA of $315MM • Whole company financials inclusive of capital requirements for the underwriting business • Value of underwriting business separately accounted for assuming 0.85x exit P/BV at 2030E • Target 35% leverage ratio (2) – Results in $388MM in total debt reflecting 1.2x 2026 LTM EBITDA – Assumes Unitranche Term Loan financing at SOFR + 3.50% • Effective tax rate of 25% Reference Only: Leveraged Buyout Analysis Sources & Uses Purchase Price Calculation (1) 23 Sensitivity to Target IRR and Exit Multiple Implied Share Price | Assumes 1.2x Entry Leverage Based on Management Financials Provided 7/23/2026 Source: Company Materials, Wall Street Research, Capital IQ (7/31/2026) Note: 1. LTM Fee-Based EBITDA reflects 12/31/2026 LTM EBITDA for fee-generating business 2. Debt to total capitalization ratio Run at $19.00 share price, 0.85 BV, 14. LTM Exit

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Management Forecast $MM, unless otherwise noted 2025A 2026E 2027E 2028E 2029E 2030E Whole Company Financial Summary Revenue 913 1,227 1,170 1,270 1,493 1,772 % Growth 34% (5%) 9% 18% 19% Adj. EBITDA 235 332 423 456 553 685 % Growth 42% 27% 8% 21% 24% % Margin 26% 27% 36% 36% 37% 39% Fee-Based Business Cash Flows Fee-Based Adj. EBITDA 315 416 454 548 676 (-) Non-Underwriting Net Investment Income (10) (4) (4) (5) (6) (-) Capitalized Technology Development Costs (52) (67) (74) (79) (84) (-) Other Expenses (49) (51) (52) (54) (56) (-) Stock Based Compensation or Cash Equivalent (104) (103) (118) (120) (132) (-) Cash Flow to Fund Capital Requirement for Underwriting (61) - - (50) (89) (-) Cash Taxes (22) (57) (57) (79) (104) (-) Net Interest Expense / (Income) - (16) (9) (1) 8 (+) Interest Expense Tax Shield - 4 2 0 (2) Levered Free Cash Flow 16 122 143 160 211 (-) Mandatory Debt Repayment - (4) (4) (4) (4) Cash Available for Voluntary Debt Repayment - 118 139 156 208 Beginning Cash 350 424 504 594 (-) Min Cash (424) (504) (594) (692) (+) Change in Cash Balance Before Voluntary Repayment 118 139 156 208 Cash Available for Voluntary Repayment 44 59 66 110 (−) Voluntary Debt Repayment / (+) Drawdown (44) (59) (66) (110) (+) Min Cash Balance 424 504 594 692 Ending Cash Balance 424 504 594 692 Pro Forma Capitalization New Unitranche Term Loan 388 340 277 207 93 Total Debt 388 340 277 207 93 (-) Cash (350) (424) (504) (594) (692) Net Debt 38 (84) (227) (387) (599) Whole Company Credit Metrics Adj. EBITDA / Interest Expense 15.4x 19.8x 30.7x 61.0x Adj. EBITDA - CapEx / Interest Expense 12.9x 16.6x 26.3x 53.5x Gross Debt / Adj. EBITDA 0.8x 0.6x 0.4x 0.1x Net Debt / Adj. EBITDA NM NM NM NM Cumulative FCF / Total Debt 41% 96% 146% 397% Reference Only: LBO Financial Summary 1.2x Leverage on 12/31/2026 LTM Adj. EBITDA Financial Summary and Credit Statistics 24 Source: Company Materials, Wall Street Research, Capital IQ (7/31/2026)

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL WACC Calculation Assumption Notes Base Low High Market Risk Premium Morgan Stanley Estimated Market Risk Premium 6.0% 6.0% 6.0% Risk Free Rate (Rf) Spot Rate 10-year U.S. Treasury as of 7/31/2026 4.8% 4.8% 4.8% Predicted Beta Peer Levered Beta (RYAN) as of 7/31/2026 0.85 0.85 0.85 Size Premium Adjustment Duff & Phelps Size Premium (1) 0.5% 0.5% 0.5% Sensitivity Adjustment ±1.0% from Base -- (1.0%) 1.0% Cost of Equity (KE) Calculated Using the Capital Asset Pricing Model 10.3% 9.3% 11.3% Pre-tax Cost of Debt Long-Term Cost of Debt (2) 7.0% 7.0% 7.0% Tax Rate (t) Long-Term Tax Rate per Management 25.0% 25.0% 25.0% Post-tax Cost of Debt (KD) 5.2% 5.2% 5.2% Debt / Total Capitalization Based on Current Market Capitalization (3) 4.3% 4.3% 4.3% Weighted Average Cost of Capital (WACC) KE * E/(D+E) + KD * (1-t) * D/(D+E) 10.1% 9.2% 11.1% Weighted Average Cost of Capital (WACC) Analysis 25 Sources: Capital IQ (market data as of 7/31/2026), Company filings Note: 1. Reflects difference of 8th decile (where Accelerant falls under) and 5th decile (where RYAN falls under) 2. Assumes SOFR +3.25% under 25% leverage threshold; current USD SOFR 3M of 3.742% 3. Capital structure reflects debt balance as of Q1’26 per Accelerant management, which Morgan Stanley was directed to use, divided by fully diluted market capitalization calculated on current share price as of 7/31/2026 Weighted Average Cost of Capital IMPORTANT: Update WACC for any refresh

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Accelerant Fully Diluted Shares Outstanding

Current Market Data as of July 31, 2026

- Reflects basic and dilutive share build as of 2026 per Accelerant Management from 7/23/2026
- Dilution associated with RSUs, PSUs and options are calculated based on treasury stock method
- Total debt, cash, and non-controlling interest as of 3/31/2026 per Accelerant Management

Accelerant Fully Diluted Shares Outstanding

	Current	Tampa Bay Offer Price (Low)	Tampa Bay Offer Price (High)	Tampa Bay Offer Price (Updated)
	7/31/2026	7/17/2026	7/17/2026	8/4/2026
	$11.88	$17.00	$18.00	$19.00
Common Shares Outstanding	**216.9**	**216.9**	**216.9**	**216.9**
(+) Dilution	6.8	6.8	6.8	6.8
Fully Diluted Shares Outstanding	**223.8**	**223.8**	**223.8**	**223.8**
(x) Share Price ($ / Share)	$ 11.88	$ 17.00	$ 18.00	$ 19.00
Equity Value ($MM)	**2,658.4**	**3,804.0**	**4,027.8**	**4,251.6**
(+) Total Debt	120.7	120.7	120.7	120.7
(-) Cash	(448.2)	(448.2)	(448.2)	(448.2)
(+) Non-Controlling Interest	27.3	27.3	27.3	27.3
Aggregate Value	**2,358.2**	**3,503.8**	**3,727.6**	**3,951.4**

Dilutive Securities	Strike Price	Amount Outstanding	Current Dilutive Effect	Offer Price Dilutive Effect (Low)	Offer Price Dilutive Effect (High)	Offer Price Dilutive Effect (Updated)
RSUs	-	6.0	6.0	6.0	6.0	6.0
PSUs	-	0.8	0.8	0.8	0.8	0.8
Options 1	$ 19.31	11.1	-	-	-	-
Options 2	$ 21.00	16.6	-	-	-	-
Options 3	$ 22.49	8.1	-	-	-	-
Options 4	$ 29.00	3.3	-	-	-	-
Total		46.0	6.8	6.8	6.8	6.8

Sources: Capital IQ, Company Materials

PROJECT CHERRY TREE

26

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